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                                                                 EXHIBIT (P)(12)

                                 CODE OF ETHICS

                                       OF

                 HEITMAN REAL ESTATE SECURITIES LLC (THE "FIRM")

PREAMBLE

Rule 204A-1 adopted by the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and effective February 1, 2005, requires every federally registered investment adviser to adopt a code of ethics which, among other things:

- sets forth a standard of business conduct that the adviser requires of all of its Firm Employees and certain Affiliated Firm Employees with respect to the Firm (such Firm Employees and Affiliated Firm Employees are sometimes hereinafter called "Supervised Persons"), including the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by registered investment advisers (e.g. "insider trading"); and

- imposes recordkeeping and pre-approval requirements with respect to certain personal Securities transactions of those Supervised Persons who are Access Persons.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent any such violations.

Pursuant to the requirements of Rule 204A-1, the managers of the Firm have adopted this code of ethics, which is based upon the principle that all Supervised Persons owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including in the case of Access Persons their personal Reportable Securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm and its Affiliates; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Firm's Chief Compliance Officer or Deputy Compliance Officer to report material violations of this Code to the Firm's managers and to the Board of Directors or Trustees of any Fund advised or subadvised by the Firm.

This Code is also being adopted in compliance with the requirements of Rule 17j-1 adopted by the SEC under the Investment Company Act of 1940, as amended.

DEFINITIONS

For the purposes of this Code, the following terms shall have the following definitions:

1.   "1934 ACT" means the Securities Exchange Act of 1934, as amended.

2. "ACCESS PERSON" means any Supervised Person and such term is accordingly therefore sometimes used in this Code interchangeably with "Supervised Person."

3.   "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

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4.   "AFFILIATED FIRM EMPLOYEE" means any Person (i) who is an officer, manager or employee of the Firm's parent, Heitman LLC, or an entity (other than the Firm) that is owned by Heitman LLC and (ii) whom the managers of the Firm deem an "Access Person" for the purposes of this Code.

5. "AFFILIATED INVESTOR," as it relates to any Person, means and includes all members of such Person's immediate family living in his or her household (i.e., spouse, child, parents, stepchild, grandchild, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and includes adoptive relationships) and all family trusts with respect to which such Person or household member owns a beneficial interest.

6.   "AFFILIATE" and "AFFILIATED" as such terms relate to any other Person means
     (a) any Person directly or indirectly owning, Controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting Securities of such other Person; (b) any Person five (5%) percent or more of whose outstanding voting Securities are directly or indirectly owned, Controlled, or held with power to vote, by such other person; (c) any Person directly or indirectly Controlling, Controlled by, or under common Control with, such other Person; (d) any officer, manager, partner, copartner, or employee of such other Person; (e) if such other Person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other Person is an unincorporated investment company not having a board of managers, the depositor thereof.

7. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the 1934 Act in determining whether a Person is the beneficial owner of a Security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the Security. A Person is normally regarded as the beneficial owner of Securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the Securities; or (iii) the name of another Person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

8.   "CCO" means the Firm's Chief Compliance Officer.

9.   "CODE" means this Code of Ethics.

10. "CONTROL" means the power to exercise a Controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more Controlled companies, more than twenty-five (25%) percent of the voting Securities of a company shall be presumed to Control such company. Any Person who does not so own more than twenty-five (25%) percent of the voting Securities of any company shall be presumed not to Control such company. A natural Person shall be presumed not to be a Controlled Person.

11.  "DCO" means the Firm's Deputy Compliance Officer.

12. "DISCLOSABLE TRANSACTION" means any transaction in a Security pursuant to which an Access Person or Affiliated Investor would have a Beneficial Ownership.

13. "FEDERAL SECURITIES LAWS," solely to the extent applicable to the Firm and all Supervised Persons, means (a) the Advisers Act, the 1934 Act, the Securities Act, Title V of the Gramm-Leach-Bliley


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     Act of 1999, the Investment Company Act of 1940, the Sarbanes-Oxley Act of
     2002, and any rules adopted by the SEC under any of the foregoing statutes; and (b) the Bank Secrecy Act and any rules adopted thereunder by the SEC or the Department of the U.S. Treasury.

14. "FIRM" means Heitman Real Estate Securities LLC, a Delaware limited liability company.

15. "FIRM EMPLOYEE" means and includes each officer, manager and employee of the Firm.

16. "FUND" means any investment vehicle registered under the Investment Company Act for which the Firm, or its Affiliate, acts as manager, adviser or subadviser.

17. "HEITMAN DOMESTIC PRIVATE EQUITY ADVISERS" means Heitman Capital Management LLC, Heitman Institutional Advisors, Heitman Endowment Advisors, L.P. and Heitman Institutional Realty Advisors L.P., all Affiliates of the Firm.

18. "INITIAL PUBLIC OFFERING" or "IPO" means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

19. "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

20. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any Supervised Person who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the investment of client assets by the Firm; or (c) any Person who Controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or a Portfolio regarding the purchase or sale of Securities by the Fund or Portfolio.

21. "LIMITED OFFERING"(sometimes commonly referred to as a "private placement") means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2), Section 4(6) or Section 18(b)(4)(D) or Rules 504 or 506 under Regulation D promulgated thereunder.

22. "NON-CONTROLLED SECURITIES" means Securities, with respect to purchases and sales of which an Access Person (or applicable Affiliated Investor) has no direct or indirect influence or Control, including:

     (a) purchases or sales effected in any account over which the Access Person (or applicable Affiliated Investor) has no direct or indirect influence or Control;

     (b) purchases or sales which are non-volitional on the part of Access Person (or applicable Affiliated Investor);

     (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan other than with respect to Securities whose acquisition was either prohibited by this Code or failed to obtain pre-approval as required by this Code; and

     (d) Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its Securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

23. "NON-REPORTABLE SECURITY" means and includes all Non-Controlled Securities as well as direct obligations of the Government of the United States, bankers' acceptances, bank certificates of


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     deposit, high quality short-term debt instruments (maturity of less than
     366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted Securities enumerated above, as well as Securities in any registered open-end investment companies (i.e. open-end mutual funds) which are not advised or subadvised by the Firm or any of its Affiliates (including Affiliates and subsidiaries of Old Mutual
     (US) Holdings Inc.) and unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are advised or subadvised by the Firm or any of its Affiliates (including Affiliates and subsidiaries of Old Mutual (US) Holdings Inc.).

24.  "PERSON" means a natural person or a company.

25. "PORTFOLIO" means any account, trust or other investment vehicle (except a "Fund") over which the Firm has investment management discretion and/or acts as manager, adviser or subadviser.

26. "PORTFOLIO MANAGER" means a Firm Employee entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

27. "PUBLICLY TRADED REAL ESTATE COMPANIES" means and includes real estate investment trusts and other companies principally engaged in the real estate business whose Securities are publicly traded.

28. "REPORTABLE SECURITY" means and includes all Securities other than Non-Reportable Securities.

29. "REPORTABLE SECURITY REQUIRING PRE-APPROVAL" is defined in the section of this Code captioned "INVESTMENTS BY ACCESS PERSONS AND THEIR AFFILIATED INVESTORS IN REPORTABLE SECURITIES REQUIRING PRE-APPROVAL."

30.  "RULE" means Rule 204A-1 adopted by the SEC under the Advisers Act.

31.  "SEC" means the Securities and Exchange Commission.

32.  "SECURITIES ACT" means the Securities Act of 1933, as amended.

33. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act. This definition includes, in general, any interest or instrument commonly known as a "Security, including options."

34. "SUPERVISED PERSON" means and includes each and every Firm Employee and every Affiliated Firm Employee whom the CCO deems to be an Access Person for the purpose of this Code and any other Persons who provide advisory related services who are subject to the supervision and Control of the Firm.

REQUIREMENTS APPLICABLE TO ALL SUPERVISED PERSONS

Each Supervised Person must:

1. conduct all of his/her business activities in accordance with the requirements of this Code and consistent with the Firm's fiduciary duties to its clients;

2.   comply with all applicable Federal Securities Laws;


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3.   promptly report any violations of this Code to the DCO or, if the violator is the DCO, then to the CCO; and

4. acknowledge, in writing, that he/she has received, read and understands this Code and any amendments to this Code delivered to him/her and recognizes that he/she is subject to its provisions.

POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any Supervised Person or applicable Affiliated Investor from trading, either personally or on behalf of others on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading."

Trading on inside information is not prohibited unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that Supervised Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Trading on inside information is also prohibited unless the information is public. Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

The Firm's insider trading policy applies to every Supervised Person and his or her Affiliated Investors. Any questions regarding the Firm's policy and procedures should be referred to the DCO or, if unavailable, to the CCO.

The Firm specifically prohibits:

1. any Supervised Person or applicable Affiliated Investor trading in any Security while in possession of material nonpublic information about, or otherwise with respect to, the issuer of that Security; and

2. any Supervised Person or applicable Affiliated Investor communicating material nonpublic information about, or otherwise with respect to, any publicly traded issuer of Securities to anyone else except in the ordinary course of such Supervised Person's duties.

If you or an applicable Affiliated Investor are considering trading in a Security and believe that you or such Affiliated Investor may have material nonpublic information about, or otherwise affecting, the issuing company, or if you have questions as to whether the information you or such Affiliated Investor have/has may be material and/or nonpublic, you should take the following steps.

1.   Refer the matter immediately to the DCO or, if unavailable, to the CCO.

2. Neither you nor the Affiliated Investor should trade the Security until the DCO or CCO, as applicable, has responded.


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3.   Neither you nor the Affiliated Investor should communicate the information inside or outside the Firm (in your case, other than to the DCO or CCO or in the ordinary course of your duties).

4. After the DCO or CCO has reviewed the issue, you will either be instructed to continue the prohibition against trading the Security and communication of the information or you will be advised that you or the Affiliated Investor are allowed to trade the Security and communicate the information.

Information in your possession or in the possession of your Affiliated Investor that you identify as material and nonpublic may not be communicated to anyone, including Persons within the Firm, except as provided above. In addition, care should always be taken so that any such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be password-protected or otherwise restricted. Please insure that all of your Affiliated Investors are made aware of this and any other provisions in this Code of Ethics applicable to them.

The role of the CCO and DCO are critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will provide, on a regular basis, an educational program to familiarize Supervised Persons with the Firm's insider trading policy and procedures.

To detect insider trading, the DCO (or with respect to the DCO, the CCO or his/her designee) will review the trading activity reports filed by each Access Person.

PROHIBITED ACTIVITIES

1.   PROHIBITED INVESTMENTS

     - ACQUISITION OF INTERESTS IN MUTUAL FUNDS ADVISED OR SUBADVISED BY SUBSIDIARIES OF HEITMAN LLC

          Acquisition by Supervised Persons and their Affiliated Investors of a beneficial interest in any Securities in any registered open-end investment company (i.e. open-end mutual fund) which is advised or subadvised by any subsidiary of Heitman LLC is strictly prohibited (any Supervised Person who is uncertain as to which mutual funds are being advised or subadvised by subsidiaries of Heitman LLC at any particular time should contact the DCO, or if unavailable, the CCO). The foregoing prohibition does not apply to acquisitions of beneficial interests in any Non-Controlled Securities of such Heitman advised or subadvised open-end mutual funds.

2.   OTHER PROHIBITED TRANSACTIONS

     Except as provided in the EXCEPTION below, no Access Person or applicable Affiliated Investor shall:

          (a) for his/her/its own account, purchase or sell, directly or indirectly, any Security in which such Access Person or applicable Affiliated Investor has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale:


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               (1)  is being considered for purchase or sale by any Portfolio or
                    Fund managed by the Firm, or

               (2) is being purchased or sold by any Portfolio or Fund managed by the Firm;

          (b) disclose to other Persons the Securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm; or

          (c) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Publicly Traded Real Estate Security within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

     EXCEPTION: The DCO or the CCO may allow exceptions to policy (c) above on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of Securities due to unforeseen corporate activity such as a merger. [See Pre-Approval Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's portfolios. The DCO or the CCO shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The DCO or the CCO may consider granting an exception to this prohibition if the Publicly Traded Real Estate Securities involved in the transaction are not (i) being considered for purchase or sale by the portfolio of the Fund or Portfolio that serves as the basis of the individual's "Investment Personnel" status or (ii) being purchased or sold by the portfolio of the Fund, or Portfolio that serves as the basis of the individual's "Investment Personnel" status and, are not economically related to such Securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Access Person must complete, sign and submit to the DCO a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT E), certifying that the proposed transaction is in compliance with this Code. The DCO shall retain a record of exceptions granted and the reasons supporting the decision.

3.   OTHER PROHIBITED ACTIVITIES

     - UNLAWFUL ACTIVITIES UNDER SECTION 206 OF THE ADVISERS ACT AND RULE 17J-1 OF THE INVESTMENT COMPANY ACT

          The following activities on the part of any Supervised Person are all unlawful under Section 206 of the Advisers Act and Rule 17j-1 of the Investment Company Act and therefore strictly prohibited:

          1. to employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

          2. to make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;


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          3.   to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

          4. to engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

     -    SCREENING VIOLATIONS

          The Firm is registered with the SEC as an investment adviser under the Advisers Act. The Firm provides investment advisory and asset management services to institutional and individual investors with respect to investments in Publicly Traded Real Estate Companies. Heitman Capital Management LLC, Heitman Institutional Advisors, Heitman Endowment Advisors, L.P. and Heitman Institutional Realty Advisors L.P., all affiliates of the Firm (collectively the "Heitman Domestic Private Equity Advisers") are registered as investment advisers under the Advisers Act. Each Heitman Domestic Private Equity Adviser provides investment advisory and asset management services primarily to institutional investors with respect to direct and indirect (e.g. in a joint venture structure) investments in U.S. commercial real estate.

          Because certain Heitman Domestic Private Equity Adviser Supervised Persons might, in the course of their employment, have access to material nonpublic information about or otherwise affecting Publicly Traded Real Estate Companies or because an Affiliated Investor Supervised Person might have a business relationship with, or hold a director or officer position with respect to, a Publicly Traded Real Estate Company, the Firm has adopted a broad screening policy whereunder all Heitman Domestic Private Equity Adviser officers, managers and employees are prohibited from communicating to Firm Employees any material nonpublic information (i) with respect to which there is a substantial likelihood that a reasonable investor would consider it important in making his, her or its investment decisions with respect to any Publicly Traded Real Estate Company or any information obtained by Heitman Domestic Private Equity Adviser officers, managers and employees relating to Publicly Traded Real Estate Company, or (ii) that is reasonably certain to have a substantial effect on the price of such company's Securities. This screening policy is also applicable when Firm Supervised Persons might have access to material nonpublic information as described in the first sentence in this paragraph. In these events, Firm Supervised Persons are prohibited from communicating to non-Firm employees any material nonpublic information as described in (i) and (ii) above.

     -    ACCEPTANCE OF GIFTS

          No Supervised Person may accept any gift or other thing of more than de minimus value from any Person or entity that does business with or on behalf of the Firm (for purposes of this Code, "DE MINIMUS" shall be considered to be the annual receipt of gifts from the same source cumulatively valued at $100.00 or less per individual recipient).

     -    SERVICE ON BOARDS OF DIRECTORS OF PUBLICLY TRADED COMPANIES

          No Supervised Person may serve on the Board of Directors of any publicly traded company without prior authorization of the Chief Executive Officer of Heitman LLC. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of screening procedures or other procedures to isolate such


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          Investment Personnel from making decisions about trading in that company's Securities. Notification of such directorships shall be made to the DCO or, if unavailable to the CCO.

INVESTMENTS BY ACCESS PERSONS AND THEIR AFFILIATED INVESTORS IN REPORTABLE SECURITIES REQUIRING PRE-APPROVAL

All Access Persons and their Affiliated Investors must receive prior written approval before they acquire or sell beneficial interests in the following Reportable Securities (each a "Reportable Security Requiring Pre-Approval"):

- REPORTABLE SECURITIES OF REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE OPERATING COMPANIES

     Personal trading by any Access Person or applicable Affiliated Investor of Reportable Securities issued by any Publicly Traded Real Estate Investment Trust or Real Estate Operating Company requires prior approval of the DCO or the CCO.

-    REPORTABLE SECURITIES CONSTITUTING IPOS

     Acquisition by any Access Person or applicable Affiliated Investor of any Reportable Securities that are the subject of an IPO requires the prior written approval of the DCO or the CCO.

     Before granting such approval, the DCO or CCO should carefully evaluate such investment to determine that the investment could create no material conflict between the Access Person and a Portfolio or Fund. The DCO or CCO may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase.

-    REPORTABLE SECURITIES THAT ARE THE SUBJECT OF A LIMITED OFFERING

     Acquisition by any Access Person or applicable Affiliated Investor of any Reportable Securities that are the subject of a Limited Offering requires the prior written approval of the DCO or the CCO.

PRE-APPROVAL AND REPORTING PROCEDURES AND REQUIREMENTS

1.   PRE-APPROVAL PROCEDURES

     Except with respect to Heitman-sponsored investment vehicles where the Firm has globally approved in writing investments by Access Persons and their Affiliated Investors, all Access Persons should request pre-approval for themselves and their Affiliated Investors for any purchases or sales of Reportable Securities Requiring Pre-Approval by completing, signing and submitting to the DCO or, if unavailable, the CCO the Reportable Securities Requiring Pre-Approval Form attached hereto as Exhibit A.

     Pre-approval for a particular purchase or sale of any publicly traded Security will expire at the close of business on the trading date two (2) business days after the date on which pre-approval is received by the Access Person. For example, pre-approval received during business hours on a Friday, regardless of time received, would expire as of the close of business the following Monday. If the trade is not completed before such pre-approval expires, the Access Person is required to obtain a new pre-approval for the trade. In addition, if an Access Person or applicable Affiliated Investor becomes aware of any additional information with respect to a transaction that was pre-approved, such information must be disclosed to the DCO or, if unavailable, the CCO prior to executing the pre-

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     approved transaction and the pre-approval of such transaction must be affirmed by the DCO or CCO, as applicable, prior to execution.

     With respect to any Reportable Security Requiring Pre-Approval that constitutes a Limited Offering, pre-approval for a particular purchase or sale will expire upon the earlier of the expiration date for consummation of such purchase or sale, if any, as reflected in the documents governing such Limited Offering, or upon the acquiring Person becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Limited Offering or to the Firm or any of its Affiliates, which is sufficiently material so as to merit a resubmission of the investment. If the trade is not completed before such pre-approval expires, a new pre-approval for the trade must be obtained. In addition, if an Access Person or applicable Affiliated Investor becomes aware of any additional information with respect to a Limited Offering transaction that was pre-approved, such information must be disclosed to the DCO or, if unavailable, the CCO prior to executing the pre-approved transaction and the pre-approval of such transaction must be affirmed by the DCO or the CCO, as applicable, prior to execution.

2.   DISCLOSURE OF PERSONAL HOLDINGS

     Within ten days of becoming an Access Person, each Access Person shall disclose to the DCO in writing on the form attached as Exhibit B and captioned "Initial Report of Access Person" all personal holdings of such Access Person and any applicable Affiliated Investor in Reportable Securities (including Reportable Securities acquired before the Supervised Person became an Access Person). The name of any broker, dealer or bank with whom the Access Person or Affiliated Investor account holder maintains an account in which any Reportable Securities were held for the direct or indirect benefit of the Access Person or Affiliated Investor must also be reported. Such initial holdings report must be current as of a date not more than 45 days prior to the Supervised Person becoming an Access Person.

     In addition to the reporting requirements for Reportable Securities indicated above, each Access Person or Affiliated Investor who maintains an account which holds only Non-Reportable Securities must disclose on Exhibit B, the name of the broker, dealer or bank where such account is maintained (HOWEVER THERE IS NO OBLIGATION TO DISCLOSE THE ACCOUNT NUMBER, BENEFICIAL OWNER, SECURITIES HOLDINGS OR OTHER ACCOUNT INFORMATION FOR ANY ACCOUNTS HOLDING ONLY NON-REPORTABLE SECURITIES).

     The CCO or DCO may, at his/her discretion, request Access Persons to provide duplicate copies of confirmation of each Disclosable Transaction in the accounts and account statements.

     In addition to reporting Reportable Securities holdings, every Access Person shall certify in his or her initial report that:

     (a) such Access Person has received, read and understands the Code and recognizes that he/she and any applicable Affiliated Investor are subject thereto; and

     (b) such Access Person has no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between his/her Reportable Securities transactions or Reportable Securities transactions of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

3.   QUARTERLY REPORTING REQUIREMENTS

     Each Access Person shall disclose to the DCO in writing on the form attached as Exhibit C and captioned "Securities Transactions for the Calendar Quarter Ended [_____]" all personal Reportable Securities transactions conducted on his/her behalf or on behalf of any Affiliated Investor during the period as of the calendar quarter ended within thirty
     (30) days after quarter end as well as any accounts established during such calendar quarter in which any such Reportable Securities are held. In addition, for any account opened on behalf of an Access Person or any Affiliated Investor during the quarter holding only Non-Reportable Securities, each Access Person shall disclose on Exhibit C the name of any broker, dealer or bank where such account is maintained (HOWEVER THERE IS NO OBLIGATION TO DISCLOSE THE ACCOUNT NUMBER, BENEFICIAL OWNER, SECURITIES HOLDINGS OR OTHER ACCOUNT INFORMATION FOR ANY ACCOUNTS HOLDING ONLY NON-REPORTABLE SECURITIES).

     In lieu of manually filling out all of the information required by the Securities Transactions for the Calendar Quarter Ended [_____] form, Access Persons may attach confirms and/or account statements to a signed form or may arrange with the Firm for electronic communication of such information.

4.   ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE

     Within thirty (30) days after year end, each Access Person shall disclose to the DCO in writing on the form attached as Exhibit D and captioned "Annual Report of Access Person" all personal holdings of such Access Person and all Affiliated Investors in Reportable Securities as of the calendar year then ended. Each Access Person also shall disclose on Exhibit D the name of any broker, dealer or bank where such Access Person and/or Affiliated Investor maintains any account containing only Non-Reportable Securities (HOWEVER THERE IS NO OBLIGATION TO DISCLOSE THE ACCOUNT NUMBER, BENEFICIAL OWNER, SECURITIES HOLDINGS OR OTHER ACCOUNT INFORMATION FOR ANY ACCOUNTS HOLDING ONLY NON-REPORTABLE SECURITIES).

     In addition to reporting Reportable Securities holdings, every Access Person shall certify annually that:

     (a) such Access Person has received, read and understands this Code and recognizes that he/she and each applicable Affiliated Investor is subject thereto;

     (b) such Access Person has complied with the requirements of this Code and has reported all personal Reportable Securities transactions for himself/herself and all applicable Affiliated Investors; and

     (c) such Access Person has no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between his/her Reportable Securities transactions/holdings or Reportable Securities transactions/holdings of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

5. DEPUTY COMPLIANCE OFFICER'S CERTIFICATIONS AND REPORTS TO CHIEF COMPLIANCE OFFICER

     The DCO shall provide as soon as practicable after each quarter end, a certification to the CCO that, as of the prior quarter end:

     (a) the DCO has collected all documentation required by the Code, Rule 17j-1 and Rule 204A-1and is retaining such documentation on behalf of the Firm; and

     (b) there have been no violations to the Code or, if there have been violations to the Code, each such violation has been documented and reported to the CCO.

     The DCO shall maintain a list of Access Persons who are subject to this Code, such list to be updated as of the end of each calendar quarter.

6.   GENERAL REPORTING REQUIREMENTS

     The DCO or the CCO shall notify each Access Person that he or she is subject to this Code and the reporting requirements contained herein, and shall deliver a copy of this Code and any amendments thereto to each Supervised Person when he/she becomes an Access Person, or upon request. Each such Person shall acknowledge in writing that he/she has received a copy of this Code, and all amendments.

     Reports submitted pursuant to this Code shall be confidential and shall be provided only to the officers and managers of the Firm, Heitman LLC's internal auditor and each Fund, Fund counsel and/or regulatory authorities upon appropriate request.

7.   EXCESSIVE OR OTHERWISE INAPPROPRIATE TRADING

     The Firm understands that it is appropriate for Supervised Persons to participate in the public Securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the CCO or the DCO), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time. Accordingly, if the CCO or the DCO believes at any time that any Supervised Person's personal trading is either excessive or otherwise inappropriate, such personal trading transactions may not be approved or may be limited by the CCO or the DCO.

8.   CONFLICT OF INTEREST

     Every Access Person shall notify the DCO, or if unavailable, the CCO of any personal conflict of interest relationship which may involve any Fund or Portfolio, such as any economic relationship between his/her Reportable Securities transactions/holdings or Reportable Securities transactions/holdings of his/her Affiliated Investors and Reportable Securities held or to be acquired by a Fund or Portfolio.

REPORTING OF VIOLATIONS TO THE FIRM'S MANAGERS

The CCO shall promptly report to the managers of the Firm all apparent material violations of this Code and the reporting requirements thereunder.

When the CCO finds that a transaction otherwise reportable to the managers pursuant to this Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 204A-1, he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Firm's managers.

The managers of the Firm, or a Committee created by such managers for such purpose, shall consider reports made to the managers hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

ANNUAL REPORTING TO FUND BOARDS OF DIRECTORS

At the request of any Fund Board of Directors, the DCO shall prepare an annual report relating to this Code. Such annual report shall generally:

1. describe any issues arising under the Code or procedures since the Firm's last report;

2. identify any material violations and any sanctions imposed during the past year; and

3. state that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

SANCTIONS

Upon being made aware of any material violation of this Code by any Supervised Person, the managers of the Firm may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

RETENTION OF RECORDS

The Firm shall maintain the following records:

1. a copy of any code of ethics adopted and implemented currently in effect, or which was in effect at any time within the past five years;

2. a record of any violation of the Code that has occurred within the past five years and any action taken as a result of the violation;

3. a copy of all written acknowledgements required under the Code for each Person who is currently, or was within the past five years, an Access Person;

4. a copy of each required report made by an Access Person within the past five years, including any brokerage confirmation and account statements made in lieu of such reports;

5. a record of the names of the persons who currently are, or within the past five years were, Access Persons; and

6. for not less than five years after the end of the fiscal year in which any such approval may be granted, a record of any decision and supporting reasons for approving the acquisition by, or for the benefit of, Access Persons or applicable Affiliated Investors of any Reportable Securities Requiring Pre-Approval.

                                    EXHIBIT A

                REPORTABLE SECURITIES REQUIRING PRE-APPROVAL FORM

1. By executing this document, I hereby acknowledge that I am an "Access Person" with respect to the Heitman Real Estate Securities LLC (the "Firm") Code of Ethics (the "Code").

2. I hereby request pre-approval for the Reportable Securities Requiring Pre-Approval (as defined in the Code) listed below for myself or for one or more of my Affiliated Investors:

                                                                           NATURE OF                   AUTHORIZED
          SECURITY                       PRICE PER SHARE                  TRANSACTION     NAME(S) OF     BY DCO
 (include interest rate and     NO. OF     (or proposed    PRINCIPAL   (Purchase, Sale,   REGISTERED   ----------
maturity date, if applicable)   SHARES        price)        AMOUNT *        Other)         OWNER(S)     YES    NO
-----------------------------   ------   ---------------   ---------   ----------------   ----------    ---   ---


* Principal Amount shall be determined by multiplying the number of shares by the price per share.

The inclusion of any Security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Limited Offering? Yes: [ ] No: [ ]


Signature                               Signature
          ---------------------------             ------------------------------
          Access Person                           Deputy Compliance Officer
Name:                                   Name:
      -------------------------------         ----------------------------------
Date:                               *   Date:
      ------------------------------          ----------------------------------

                                        Reason for approval:
                                                             -------------------

* This pre-approval will expire at the close of business on the second (2nd) trading day after pre-approval was granted. The Access Person is required to obtain additional preclearance if the trade is not completed before the authority expires. With respect to a Limited Offering, pre-approval for a purchase or sale will expire upon the earlier of the expiration date for consummation of such purchase or sale, if any, as reflected in the documents governing the Limited Offering, or upon the Access Person becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Limited Offering or to the Firm or any of its Affiliates, which is sufficiently material so as to merit a resubmission of the investment.

                                    EXHIBIT B

                         INITIAL REPORT OF ACCESS PERSON

1. By executing this document, I hereby acknowledge that I am an "Access Person" with respect to the Heitman Real Estate Securities Advisors LLC (the "Firm") Code of Ethics (the "Code"). I further acknowledge that I have received of a copy of the Code and that I have read and understand the Code.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or Portfolio (as either term is defined in the Code), such as any economic relationship between my transactions and Securities held or to be acquired by the Firm, a Fund or Portfolio.

3. As of the date below I and my Affiliated Investors (as defined in the Code) owned a direct or indirect Beneficial Ownership in the following Reportable Securities (as defined in the Code) [REMEMBER TO INCLUDE ANY REPORTABLE SECURITIES IN ANY IRA'S AND 401(K) RETIREMENT PLANS, SUCH AS HEITMAN EMPLOYEE ADVANTAGE RETIREMENT TRUST]:

PLEASE COMPLETE THE FOLLOWING SCHEDULE AND/OR CHECK THE BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES. THE ADDENDUM MAY BE USED TO DISCLOSE HOLDINGS IN LIMITED OFFERINGS (PRIVATE PLACEMENTS) [ ]

                                                      PRINCIPAL                    NATURE OF      BROKER, DEALER
           SECURITY                                     AMOUNT     NAME(S) OF      OWNERSHIP       OR BANK WHERE
  (include interest rate and    TICKER OR   NO. OF    (for debt    REGISTERED    (e.g. direct,      SECURITIES
maturity date, if applicable)     CUSIP     SHARES   securities)    OWNER(S)    in trust, etc.)      ARE HELD
-----------------------------   ---------   ------   -----------   ----------   ---------------   --------------


The inclusion of any Security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

                         INITIAL REPORT OF ACCESS PERSON

4. Do you or any of your Affiliated Investors maintain any accounts containing only Non-Reportable Securities (as that term is defined in the Code)?

____ YES ____ NO If YES, please provide the name(s) of the broker, dealer or bank.


1. _______________   2. _______________   3. _______________   4. ______________
5. _______________   6. _______________   7. _______________   8. ______________


Signature                               Signature
          ---------------------------             ------------------------------
          Access Person                           Deputy Compliance Officer
Name:                                   Name:
      -------------------------------         ----------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

 ADDENDUM TO THE INITIAL REPORT OF ACCESS PERSON FOR SUCH ACCESS PERSON AND ALL
                              AFFILIATED INVESTORS

                                                      PRINCIPAL                    NATURE OF      BROKER, DEALER
           SECURITY                                     AMOUNT     NAME(S) OF      OWNERSHIP       OR BANK WHERE
  (include interest rate and    TICKER OR   NO. OF    (for debt    REGISTERED    (e.g. direct,      SECURITIES
maturity date, if applicable)     CUSIP     SHARES   securities)    OWNER(S)    in trust, etc.)      ARE HELD
-----------------------------   ---------   ------   -----------   ----------   ---------------   --------------


      FOR USE TO DISCLOSE SECURITIES HOLDINGS IN LIMITED OFFERINGS (PRIVATE
                                  PLACEMENTS).

                                                                                    NATURE OF
                       TYPE OF INVESTMENT                                           OWNERSHIP
   SECURITY TITLE         (LLC, Limited      AMOUNT OF   NAME(S) OF REGISTERED    (e.g. direct,
(name of investment)      Partnership)      INVESTMENT          OWNER(S)         in trust, etc.)
--------------------   ------------------   ----------   ---------------------   ---------------


 ADDENDUM TO THE INITIAL REPORT OF ACCESS PERSON FOR SUCH ACCESS PERSON AND ALL
                              AFFILIATED INVESTORS

             FOR ACCOUNTS CONTAINING ONLY NON-REPORTABLE SECURITIES

Name of Broker, Dealer or Bank:

1. _______________   2. _______________   3. _______________   4. ______________
5. _______________   6. _______________   7. _______________   8. ______________

The inclusion of any Security in this Addendum or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

                                    EXHIBIT C

     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: _________

1. By executing this document, I hereby acknowledge that I am an "Access Person" with respect to the Heitman Real Estate Securities LLC (the "Firm") Code of Ethics (the "Code").

2. During the quarter referred to above, the following transactions were effected in Reportable Securities (as defined in the Code) of which I and my Affiliated Investors (as defined in the Code) had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code. (if none were transacted, write "none"). [REMEMBER TO INCLUDE ANY REPORTABLE SECURITIES IN ANY IRA'S AND 401(K) RETIREMENT PLANS, SUCH AS HEITMAN EMPLOYEE ADVANTAGE RETIREMENT TRUST]

     PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

                                                                                                                   BROKER,
      SECURITY                                                               NATURE OF                            DEALER OR
  (include interest    TICKER                                               TRANSACTION                           BANK WHOM
  rate and maturity      OR     DATE OF   NO. OF     PRICE     PRINCIPAL    (Purchase,    NAME(S) OF REGISTERED    EFFECTED
date, if applicable)    CUSIP    TRADE    SHARES   PER SHARE     AMOUNT    Sale, Other)          OWNER(S)           TRADE
--------------------   ------   -------   ------   ---------   ---------   ------------   ---------------------   ---------


     The inclusion of any Security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED: _________

3. During the quarter referred to above, I established on the dates indicated the following accounts in which Reportable Securities were held during the quarter for my direct or indirect benefit or the direct or indirect benefit of any of my Affiliated Investors (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

 BROKER, DEALER
OR BANK THROUGH      BENEFICIAL      ACCOUNT   DATE ACCOUNT
 WHOM EFFECTED    OWNER OF ACCOUNT    NUMBER      OPENED
---------------   ----------------   -------   ------------


4. During the quarter referred to above, the following accounts in which only Non-Reportable Securities were held during the quarter for my direct or indirect benefit or the direct or indirect benefit of any of my Affiliated Investors were established on the dates indicated below (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

    BROKER,      DATE ACCOUNT
DEALER OR BANK      OPENED
--------------   ------------


5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by the Firm, a Fund or a Portfolio.


Signature                               Signature
          ---------------------------             ------------------------------
          Access Person                           Deputy Compliance Officer
Name:                                   Name:
      -------------------------------         ----------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------
      (no later than 30 days after
      calendar quarter)

                                    EXHIBIT D

                         ANNUAL REPORT OF ACCESS PERSONS

1. By executing this document, I hereby acknowledge that I am an "Access Person" with respect to the Heitman Real Estate Securities LLC (the "Firm") Code of Ethics (the "Code"). I further acknowledge that I have: received of a copy of the Code; read and understand the Code; complied with the requirements of the Code, and; reported all Securities transactions required to be reported.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or Portfolio (as either term is defined in the Code), such as any economic relationship between my transactions and Securities held or to be acquired by the Firm, a Fund or Portfolio.

3. As of December 31, 200_____, I and my Affiliated Investors (as defined in the Code) owned a direct or indirect Beneficial Ownership in the following Reportable Securities (as defined in the Code) [REMEMBER TO INCLUDE ANY REPORTABLE SECURITIES IN ANY IRA'S AND 401(K) RETIREMENT PLANS, SUCH AS HEITMAN EMPLOYEE ADVANTAGE RETIREMENT TRUST]:

PLEASE COMPLETE THE FOLLOWING SCHEDULE AND/OR CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING SECURITIES. THE ADDENDUM MAY BE USED TO DISCLOSE HOLDINGS IN LIMITED OFFERINGS (PRIVATE PLACEMENTS) [ ]

                                                      PRINCIPAL                    NATURE OF      BROKER, DEALER
           SECURITY                                     AMOUNT     NAME(S) OF      OWNERSHIP       OR BANK WHERE
  (include interest rate and    TICKER OR   NO. OF    (for debt    REGISTERED    (e.g. direct,      SECURITIES
maturity date, if applicable)     CUSIP     SHARES   securities)    OWNER(S)    in trust, etc.)      ARE HELD
-----------------------------   ---------   ------   -----------   ----------   ---------------   --------------


The inclusion of any Security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

                         ANNUAL REPORT OF ACCESS PERSONS

4. Do you or any of your Affiliated Investors maintain any accounts containing only Non-Reportable Securities (as that term is defined in the Code)?

    YES     NO If YES, please provide the name(s) of the broker, dealer or bank.
---     ---

1. ______________   2. ______________   3. ______________   4. ______________
5. ______________   6. ______________   7. ______________   8. ______________


Signature                               Signature
          ---------------------------             ------------------------------
          Access Person                           Deputy Compliance Officer
Name:                                   Name:
      -------------------------------         ----------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------
      (No later than 30 days after
      year-end)

   ADDENDUM TO THE ANNUAL REPORT OF ACCESS PERSON FOR SUCH ACCESS PERSON AND
                            ALL AFFILIATED INVESTORS

                                                      PRINCIPAL                                NATURE OF      BROKER, DEALER
           SECURITY                                     AMOUNT                                 OWNERSHIP       OR BANK WHERE
 (include interest rate and     TICKER OR   NO. OF    (for debt    NAME(S) OF REGISTERED   (e.g. direct, in     SECURITIES
maturity date, if applicable)     CUSIP     SHARES   securities)          OWNER(S)           trust, etc.)        ARE HELD
-----------------------------   ---------   ------   -----------   ---------------------   ----------------   --------------


               FOR USE TO DISCLOSE SECURITIES HOLDINGS IN LIMITED
                         OFFERINGS (PRIVATE PLACEMENTS)

                                                                                           NATURE OF OWNERSHIP
   SECURITY TITLE          TYPE OF INVESTMENT        AMOUNT OF   NAME(S) OF REGISTERED   (e.g. direct, in trust,
(name of investment)   (LLC, Limited Partnership)   INVESTMENT          OWNER(S)                  etc.)
--------------------   --------------------------   ----------   ---------------------   -----------------------


                         ANNUAL REPORT OF ACCESS PERSON

    ADDENDUM TO THE ANNUAL REPORT OF ACCESS PERSON FOR SUCH ACCESS PERSON AND
                            ALL AFFILIATED INVESTORS

             FOR ACCOUNTS CONTAINING ONLY NON-REPORTABLE SECURITIES

Name of Broker, Dealer or Bank:

1. _________________________   2. _________________________   3. _________________________   4. _________________________
5. _________________________   6. _________________________   7. _________________________   8. _________________________

The inclusion of any Security in this Addendum or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.

                                    EXHIBIT E

        SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF ACCESS PERSON FOR THE SIXTY-DAY PERIOD FROM __________ TO __________:

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) Securities in a Publicly Traded Real Estate Company were effected or are proposed to be effected in Securities of which I and my Affiliated Investors (as defined in the Code) owned a direct or indirect Beneficial Ownership have, or by reason of such transaction acquired, direct or indirect Beneficial Ownership.

                                 PRICE PER                                 NATURE OF
           PROPOSED                SHARE                  NAME(S) OF      TRANSACTION      BROKER/DEALER
            DATE OF   NO. OF   (or proposed   PRINCIPAL   REGISTERED   (Purchase, Sale,   OR BANK THROUGH
SECURITY     TRADE    SHARES      price)        AMOUNT     OWNER(S)         Other)         WHOM EFFECTED
--------   --------   ------   ------------   ---------   ----------   ----------------   ---------------


This report excludes transactions with respect to which I and/or my Affiliated Investors had no direct or indirect influence or Control

With respect to the Portfolio or Fund that serves as the basis for my "Investment Personnel" status with the Firm, and transactions in the Securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as front running transactions or the existence of any economic relationship between my transactions and Securities held or to be acquired by the Portfolio and/or Fund;

(b) such Securities, including Securities that are economically related to such Securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c)  such transactions are in compliance with the Firm's Code.

The inclusion of any Security in this report or in any other report required by Rule 204A-1 or any other rule promulgated under the Investment Advisers Act of 1940 shall not be construed as an admission that the Access Person or Affiliated Investor to whom Beneficial Ownership in such Security is attributed in such report has any direct or indirect Beneficial Ownership in such Security.


Date:                                   Signature:
      ---------------                              -----------------------------
                                                   Investment Personnel
                                        Name:
                                              ----------------------------------

In accordance with the provisions of Firm's Code, the transaction proposed to be effected as set forth in this report is: Authorized: [ ] Unauthorized: [ ]


Date:                                   Signature:
      ---------------                              -----------------------------
                                                   Deputy Compliance Officer
                                        Name:
                                              ----------------------------------
                                        Reason for approval:
                                                             -------------------